                            GEORGIA GULF CORPORATION
                          400 Perimeter Center Terrace
                                    Suite 595
                             Atlanta, Georgia 30346


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 19, 1998



To the Stockholders:

         The Annual Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on May 19, 1998 at 1:30 p.m. local time for the following purposes:

         (1)  To elect three Directors to serve for a term of three years;

         (2) To consider and take action to approve and adopt the 1998 Equity and Performance Incentive Plan;

         (3) To consider and take action upon the ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for the year ending December 31, 1998; and

         (4) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 23, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope.

                                            By Order of the Board of Directors,

                                            /s/ Joel I. Beerman

                                            Joel I. Beerman
                                            Vice President, General Counsel
                                            and Secretary

Dated:  March 30, 1998

                            GEORGIA GULF CORPORATION
                          400 Perimeter Center Terrace
                                    Suite 595
                             Atlanta, Georgia 30346

                                 PROXY STATEMENT
           For Annual Meeting of Stockholders To Be Held May 19, 1998


                                     GENERAL

         This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Georgia Gulf Corporation (the "Company") on or about March 30, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 19, 1998 at 1:30 p.m. local time in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) appearing at the meeting and voting in person.

         Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the three nominees as Directors; (ii) approval and adoption of the 1998 Equity and Performance Incentive Plan; and
(iii) ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for the year ending December 31, 1998. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder.

         The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person or by telephone or telegram by Directors and officers of the Company who will not receive additional compensation for such services. The Company has retained W.F. Doring & Co. to assist in the solicitation of proxies for a fee not to exceed $5,000. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

         Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 23, 1998, are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 32,022,572 shares of Common Stock outstanding and entitled to vote on March 23, 1998.

         When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of all votes cast. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non- vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For," "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information based upon the number of shares of the Company's Common Stock outstanding as of March 20, 1997 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                           Amount and
                                           Nature of
Name and Address of                        Beneficial          Percent of
 Beneficial Owner(1)                       Ownership             Class
--------------------                     ------------          ---------
Wellington Management Company            3,705,800(2)           11.56%
75 State Street
Boston, MA 02109

MacKay-Shields Financial                 3,185,650(3)            9.94%
Corporation
9 West 57th Street
New York, NY 10019

The Capital Group Companies, Inc.        2,661,800(4)            8.31%
333 South Hope Street
Los Angeles, CA 90071

James R. Kuse                            2,503,514(5)           7.81%
400 Perimeter Center Terrace
Suite 595
Atlanta, GA 30346

Loomis, Sayles & Company, L.P.           2,284,460(6)           7.13%
One Financial Center
Boston, MA 02111


(1) The information shown above is based upon information furnished to the Company by the named persons. Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations. All persons shown in the table have sole voting and investment power with regard to the shares shown except as otherwise indicated.

(2) According to the Schedule 13G of Wellington Management Company ("Wellington"), Wellington is the beneficial owner of 3,705,800 shares, which includes 500 shares with respect to which Wellington has shared voting power and 3,705,800 shares to which Wellington has shared dispositive power. Vanguard/Windsor Fund, Inc., P.O. Box 2600, Valley Forge, Pennsylvania 19482, also has sole voting power and shared dispositive power with respect to 3,705,300 of such shares.

(3) According to the Schedule 13G of MacKay-Shields Financial Corporation ("MSFC"), MSFC has shared voting and dispositive power with respect to 3,035,650 shares and its parent, New York Life Insurance Company, has sole voting and dispositive power with respect to 150,000 shares.

(4) According to the Schedule 13G of The Capital Group Companies, Inc. ("CGC"), CGC has sole voting and sole dispositive power with respect to 214,500 and 2,661,800 shares, respectively, its subsidiary, Capital Research and Management Company, has sole dispositive power with respect to 2,425,300 shares, and its subsidiary, New Perspective Fund, Inc. has sole voting power with respect to 1,975,000 shares. CGC disclaims beneficial ownership of all such shares.

(5) Includes 70,500 shares owned by Mr. Kuse's wife; 119,266 shares held in trust for the Kuse Foundation, of which Mr. Kuse and his wife are trustees; 490,400 shares held in trust for the benefit of Mr. Kuse and 440,400 shares held in trust for the benefit of Mrs.
         Kuse.

(6) According to the Schedule 13G of Loomis, Sayles & Company, L.P., ("Loomis"), Loomis is the beneficial owner of 2,284,460 shares, which includes 1,489,880 shares with respect to which Loomis has sole voting power, 35,300 shares with respect to which Loomis has shared voting power and 2,284,460 shares with respect to which Loomis has shared dispositive power.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation, as amended, provides that the Board of Directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of Directors constituting the Board of Directors, with each class to serve for a term of three years. Accordingly, the following nominees, each of whom is an incumbent Class II Director, are proposed for election in Class II, to serve a term of three years:

                           Class II
                           - Alfred C. Eckert III
                           - Jerry R. Satrum
                           - Edward A. Schmitt

         Unless instructed otherwise, the proxies will be voted for the election of the three nominees named above to serve for a term of three years. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors.


                NOMINEES FOR ELECTION IN CLASS II ON MAY 19, 1998

         Alfred C. Eckert III, age 50, has served as a Director of the Company since May 1985. Mr. Eckert has been President of Greenwich Street Capital Partners, Inc. since January, 1994 and a principal of Greycliff Partners, Ltd. since December 1991. Prior to December 1991, he had been a partner of Goldman, Sachs & Co., investment advisors to the Company, for more than five years. Mr. Eckert is a director of HBO & Company, Telex Corporation and Day International, Inc.

         Jerry R. Satrum, age 53, has served as Chief Executive Officer of the Company since February 1991 and served as President from May 1989 until December 1997. Mr. Satrum's retirement is effective April 1, 1998. Prior to May 1989 he served as Vice President - Finance and Treasurer from the Company's inception. Mr. Satrum has been a Director of the Company since its inception. Mr. Satrum is also a Director of Cytec Industries.

         Edward A. Schmitt, age 51, has been elected as Chief Executive Officer effective April 1, 1998. He has served as President since December 1997, and as Chief Operating Officer since February 1997. Mr. Schmitt has served as Executive Vice President since February 1997, and served as Vice President - Operations Commodity Chemicals Group from August 1993 until

January 1997; as General Manager - Chemical Operations from March 1992 until August 1993; and prior thereto in various managerial capacities at the Plaquemine facility since the Company's inception. Mr. Schmitt has been a director since February 1998.

                              CONTINUING DIRECTORS

         John D. Bryan, age 64, served as Vice President - Operations of the Company from its inception on January 1, 1985, until his retirement effective December 31, 1989. He continues to serve as a Director of the Company, a position he has held since inception.

         Dennis M. Chorba, age 57, served as Vice President - Administration from February 1992 until his retirement, effective March 31, 1994. Mr. Chorba also served as Vice President and General Counsel from May 1989 to February 1992 and as Vice President - Legal and Human Resources from the Company's inception until May 1989. Mr. Chorba has served as a Director of the Company since February 1994.

         Edward S. Smith, age 78, has served as a Director of the Company since May 1985. Mr. Smith has been President of Ted Smith & Company, an international business consulting company, since March 1986.

         Robert E. Flowerree, age 77, has served as a Director of the Company since May 1985. Mr. Flowerree has been a private investor since 1983. Prior thereto, he was Chairman of the Board of Directors of Georgia-Pacific Corporation.

         James R. Kuse, age 67, has served as Chairman of the Board and a Director of the Company since its inception. From March 1985 until February 1991, Mr. Kuse also served as Chief Executive Officer, and from its inception until May 1989 served as President. Mr. Kuse is a director of Suburban Lodges of America.


         Directors are elected annually to serve until the expiration of the term of their Class or until their successors are elected and qualified. The Chairman, provided he is not employed by the Company, is paid an annual fee of $42,000; an attendance fee of $1,500 per meeting; is reimbursed for travel expenses and is provided an office, the use of a Company-owned or Company-leased vehicle and financial and tax consulting services. Directors who are not executive officers of the Company are paid an annual fee of $30,000 and an attendance fee of $1,500 per meeting and are reimbursed for travel expenses.

         Alfred C. Eckert III, Robert E. Flowerree, and Edward S. Smith serve as the Audit Committee of the Board of Directors. The primary functions of the Audit Committee are to review the adequacy of the system of internal controls and management information systems and to review the planning and results of the audit examination with the Company's independent public accountants. The Committee held one meeting in 1997 in conjunction with a regular Board of Directors' meeting.

         Alfred C. Eckert III and Edward S. Smith serve as the Equity Compensation Committee of the Board of Directors. This committee was established in connection with the Board's approval of the Company's 1998 Equity and Performance Incentive Plan (the "Plan"), and its primary functions include overseeing the Company's equity and performance incentive compensation policy and reviewing and administering the Plan under such policies. The Committee held one meeting in 1998 in conjunction with a regular Board of Directors meeting.

         The Board of Directors has no standing nominating committee. The Board of Directors held four meetings in 1997. During the last fiscal year, no Director attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which he served. No Director or executive officer of the Company is related to any other Director or executive officer of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information concerning the number of shares owned by each Director and each executive officer and by all Directors and officers of the Company as a group as of March 20, 1998.

                                   Amount and
                                    Nature of
      Name of                      Beneficial         Percent of
Beneficial Owner                  Ownership(1)         Class (1)
-----------------                -------------        -----------
James R. Kuse ............        2,503,514(2)          7.81%
John D. Bryan ............        1,452,760(3)          4.53%
Jerry R. Satrum ..........        1,139,960(4)          3.56%
Dennis M. Chorba .........          795,674(5)          2.48%
Robert E. Flowerree ......          179,540(6)           *
Edward A. Schmitt ........          129,767(7)           *
Thomas G. Swanson ........           80,775(8)           *
Joel I. Beerman ..........           77,344(9)           *
Richard B. Marchese ......           74,744(10)          *
Mark J. Seal .............           65,918(11)          *
Gary L. Elliott ..........           49,725(12)          *
Edward S. Smith ..........           32,510              *
Alfred C. Eckert III .....           19,180(13)          *
All Directors and officers
  as a group (13 persons)         6,601,411(14)        20.60%

---------------
*   Represents less than 1%.

(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(2) Includes 70,500 shares owned by Mr. Kuse's wife; 119,266 shares held in trust for the Kuse Foundation, of which Mr. Kuse and his wife are trustees; 490,400 shares held in trust for the benefit of Mr. Kuse and 440,400 shares held in trust for the benefit of Mrs. Kuse.

(3) Includes 472,444 shares held in trust for The Challenge Foundation, of which Mr. Bryan is trustee.

(4) Includes 50,000 shares owned by Mr. Satrum's wife; 6,490 shares held by Mrs. Satrum as trustee for their child; 46,500 shares held in trust for the Satrum Foundation, of which Mr. Satrum is trustee; and 68,316 shares held by Mr. Satrum as trustee for John Bryan's children.

(5) Includes 47,000 shares owned by Mr. Chorba's wife; 1,024 shares held in trust for the Chorba Educational Trust; and 10,000 shares held in trust in The Covenant Foundation. Mr. and Mrs.
         Chorba are trustees for both trusts.

(6)      Includes 5,640 shares owned by Mr. Flowerree's wife.

(7) Includes 42,000 shares which may be acquired pursuant to presently exercisable options.

(8) Includes 15,000 shares owned by Mr. Swanson's wife and 36,000 shares which may be acquired pursuant to presently exercisable options.

(9) Includes 20,000 shares owned by Mr. Beerman's wife and 21,000 shares which may be acquired pursuant to presently exercisable options.

(10) Includes 20,000 shares owned by Mr. Marchese's wife and 36,000 shares which may be acquired pursuant to presently exercisable options.

(11) Includes 2,100 shares owned by Mr. Seal's children and 24,500 shares which may be acquired pursuant to presently exercisable options.

(12) Includes 21,000 shares which may be acquired pursuant to presently exercisable options.

(13)     Includes 1,000 shares owned by Mr. Eckert's wife.

(14) Includes 180,500 shares which may be acquired pursuant to presently exercisable options.

                             EXECUTIVE COMPENSATION

Cash Compensation

     The following table sets forth the cash compensation for the last three years ended December 31 for the Chief Executive Officer and the other executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                          Annual Compensation                  Compensation
                                  -----------------------------------          -------------
                                                                                Securities
                                                                                Underlying      All Other
Name and Principal Position        Year       Salary($)      Bonus($)           Options(#)    Compensation($)(1)
---------------------------       ------      ---------      --------          -------------- -----------------
Jerry R. Satrum ...........        1997        500,016        187,600                 0         11,275(2)
 President and Chief ......        1996        485,004        112,000                 0         16,106
 Executive Officer ........        1995        470,016        550,000                 0         11,145

Edward A. Schmitt(3) ......        1997        329,680        134,000                 0         11,805(2)
 Executive Vice President -        1996        220,008         46,000                 0         11,805
 Chief Operating Officer ..        1995        210,000        220,000                 0         11,675

Richard B. Marchese .......        1997        273,000         93,800                 0         15,202(2)
 Vice President - .........        1996        263,004         56,000                 0         15,202
 Finance, Chief Financial .        1995        253,008        270,000                 0         15,072
 Officer & Treasurer

Thomas G. Swanson .........        1997        263,016         93,800                 0         15,593(2)
 Vice President - .........        1996        253,008         56,000                 0         15,593
 Supply & Corporate .......        1995        253,008        270,000                 0         15,463
 Development

Gary L. Elliott ...........        1997        228,000         77,050                 0         10,760(2)
 Vice President - .........        1996        220,008         46,000                 0         10,760
 Marketing and Sales, .....        1995        210,000        220,000                 0         10,630
 Commodity Chemicals Group

Mark J. Seal ..............        1997        228,000         77,050                 0          9,480(2)
 Vice President - .........        1996        220,008         46,000                 0          9,480
 Polymer Group ............        1995        210,000        220,000                 0          9,350

                                                                                Long-Term
                                          Annual Compensation                  Compensation
                                  -----------------------------------          -------------
                                                                                Securities
                                                                                Underlying      All Other
Name and Principal Position        Year       Salary($)      Bonus($)           Options(#)    Compensation($)(1)
---------------------------       ------      ---------      --------          -------------- -----------------
Joel I. Beerman ....               1997        218,016         73,700                 0          9,145(2)
 Vice President - ..               1996        210,000         44,000                 0          8,675
 General Counsel and               1995        200,016        210,000                 0          8,545
 Secretary



(1) Includes amounts paid under the Company's Savings and Capital Growth Plan, a defined contribution plan and amounts included as income under the Company's Life Insurance program.

(2) For 1997, the Company contributed the amount of $7,750 for each executive officer under the Savings and Capital Growth Plan. Amounts included as income under the Company's Life Insurance Program for 1997 were as follows: for Mr. Satrum, $3,525; for Mr. Marchese, $7,452; for Mr. Swanson, $7,843; for Mr. Elliott, $3,010; for Mr. Schmitt, $4,055; for Mr. Seal, $1,730; and for Mr. Beerman, $1,395.

(3) Effective March 1, 1997, Mr. Schmitt became Executive Vice President and Chief Operating Officer and was elected President effective December 1997.


Aggregated Option Exercises and Fiscal Year End Option Values

The following table sets forth information regarding option exercises during 1997 by the officers of the Company and the value of options held by the officers at December 31, 1997, based on a value of $30.625 per share, the closing price of the Company's Common Stock (as reported in the Record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on December 31, 1997.


                              Shares                       Number of Securities        Value of Unexercised
                             Acquired        Value        Underlying Unexercised       In-the-Money Options
                            on Exercise     Realized     Options At Fiscal Year End    at Fiscal Year End($)
                                (#)           ($)       Exercisable/Unexercisable(1)  Exercisable/Unexercisable
                          --------------   -----------  ----------------------------  -------------------------
Richard B. Marchese                                          56,000/14,000                    800,625/(3)
Thomas G. Swanson .          5,000          117,881          46,000/14,000                    571,875/(3)
Gary L. Elliott ...                                          21,000/14,000                    (2)/(3)
Edward A. Schmitt .                                          42,000/14,000                    480,375/(3)
Mark J. Seal ......                                          28,000/14,000                    160,125/(3)
Joel I. Beerman ...                                          22,000/14,000                    13,625/(3)

(1) In the event the Company experiences a "Change in Control," any options or portions thereof which have not yet expired become immediately exercisable. Generally, a "Change in Control" shall have occurred (I) if the Company is merged or consolidated with an entity or sells substantially all of its assets to an entity and immediately thereafter the Company's shareholders have less than a majority of the combined voting power of the outstanding securities of the combined or acquiring entity, (ii) in the case of an acquisition by a person of more than 15% of the Company's Common Stock,
         (iii) in the case of a tender or exchange offer for more than 15% of the Company's Common Stock or (iv) if certain changes in the Company's Board of Directors occur.

(2)      Mr. Elliott's exercisable options are not in-the-money.

(3)      None of the unexercisable options are in-the-money.



Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes all stock transaction reports for 1997 required to be filed with the Securities and Exchange Commission (the "Commission") were timely filed by directors and officers except as follows. One report relating to two transactions by Mr. Swanson was sent to the Commission timely, but the staff of the Commission required that it be refiled due to illegibility. Accordingly, the report, when refiled, was deemed filed late. In addition, one report of a gift by Mr. Bryan was not timely filed.

Retirement Plan

         The Company's Officer Retirement Plan (the "Retirement Plan") is represented by separate agreements with each officer of the Company. Subject to certain limitations, the Retirement Plan provides that the Company will make annual payments to Messrs. Satrum, Marchese and Swanson after retirement, disability or other termination for life equal to the greater of 50% of the officer's average annual salary (as shown on the Summary Compensation Table) during the last five years of his employment offset by the amounts payable under the Company's Salaried Employee's Retirement Plan ("SERP") and the value of the Company's contributions to the Company's Savings and Capital Growth Plan ("Savings Plan") or twenty percent (20%) of the officer's average annual salary during the last five years of his employment with no offset and, at the officer's death, will continue to pay 50% of such amount to the officer's surviving spouse for the remainder of such spouse's life. For Messrs. Beerman, Elliott, Schmitt and Seal the Retirement Plan provides that the Company will make annual payments to each officer equal to twenty percent (20%) of such average annual salary. Full benefits are payable upon retirement at age 65 or after attaining age 62 with 15 years of service, including service with Georgia-Pacific Corporation. The estimated annual benefits under the Retirement Plan payable to Messrs. Satrum, Marchese, Swanson, Schmitt, Elliott, Seal, and Beerman at normal retirement age, assuming each had met the service requirement and had terminated employment as of December 31, 1997, would be $234,584; $126,601; $124,603; $44,828; $39,964; $40,121 and $36,846, respectively. If an officer engages in certain competitive activity after retirement, benefits under the Retirement Plan terminate. The formula benefit under the Retirement Plan should exceed any offsetting amounts provided through the SERP and the Savings Plan.

Compensation Committee Interlocks and Insider Participation

         In February, 1998, the Company established the Equity Compensation Committee, comprised of Alfred C. Eckert III and Edward S. Smith, in connection with the Company's 1998 Equity and Performance Incentive Plan (the "Equity Plan"). This committee's function is limited to performing certain services in connection with the Equity Plan. The Company has no formal compensation committee. Decisions on all executive compensation matters other than those related to the Equity Plan are made by the non-officer members of the Board, who are James R. Kuse, Robert E. Flowerree, Alfred C. Eckert III, John D. Bryan, Edward S. Smith and Dennis M. Chorba. Messrs. Kuse, Bryan and Chorba are former officers of the Company (see "Election of Directors").


                        REPORT ON EXECUTIVE COMPENSATION

         The compensation of the executive officers of the Company is based on a policy of attracting, retaining and rewarding such officers by compensating them at a level competitive with similarly situated employees within the industry. Officer compensation consists of salary, bonus payments under the Company's Management Incentive Bonus Plan, and in the cases of executive officers other than Mr. Satrum, the award of stock options. Officers participate in the Company's Savings & Capital Growth Plan, Salaried Employees Retirement Plan, Officer Retirement Plan, and life insurance program. Federal tax legislation enacted in 1993 generally precludes public companies from taking a tax deduction for certain compensation in excess of $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. The Directors making decisions regarding compensation monitor the impact of this legislation to ensure that material tax deductions are not lost due to its application.

         To determine that the annual compensation of the Chief Executive Officer and the other officers of the Company is competitive with similarly situated employees in the industry, the Directors making decisions regarding such compensation referred to the Survey of Industrial Chemicals Companies, comprising 32 chemical companies with sales ranging from under $100 million to over $5 billion, found in the 1996 Conference Board Top Executive Compensation Survey (the "Survey"). The Standard & Poor's Chemical Index, used in the Stock Performance Graph below, includes a smaller group of chemical companies than the 32 included in the Survey. Management believes the Survey is a reliable broad based survey of comparable companies. The Survey reports both annual salary and total current compensation, which is comprised of salary and bonus.

         Salaries of the Chief Executive Officer and the other executive officers are based upon the Survey and are believed to be competitive based on a comparison of salaries to the Survey. The Chief Executive Officer's 1997 salary falls at the 50th percentile of CEO's salaries, and his total 1997 current compensation is in the middle 50% range of CEO's current compensation reported in the Survey. Salaries of the Company's other executives are within the median ranges reported in the Survey, and total 1997 compensation of those executives is within the middle 50% ranges of current compensation reported in the Survey.

         In 1997, key employees of the Company, including the executive officers, participated in the Company's Management Incentive Bonus Plan. The objective of this plan is to motivate the performance of the participants by creating the potential for increased compensation tied directly to Company profit. At the beginning of each year, participants are assigned a bonus level, set primarily by reference to their salary level. A corporate target for earnings before deductions of interest, taxes and depreciation and any extraordinary items, is also established. This target is based on a comparison of the Company's earnings performance with its cost of capital. The target is the amount of earnings equal to double the Company's cost of capital. If the target is reached, participants receive a payment equal to 100% of their points awarded. Payments are ratably reduced to a minimum, where earnings equal the Company's cost of capital, in which case participants receive a payment equal to 10% of their points awarded. The maximum that can be awarded under the plan is a payment of double the participants' points where earnings equal or exceed the Company's historical maximum return, approximately 3 times the Company's cost of capital. The plan also provides that payment adjustments will be made to reflect the performance of the Company's peers in the chemical industry. For 1997, the Company's earnings (calculated as required by the Management Incentive Bonus Plan) equaled 82% of the corporate target, which resulted in bonuses being paid to participants (including officers) at 67% of their assigned bonus levels. Actual bonuses paid to officers are set forth in the Summary Compensation Table above.

         The Chief Executive Officer and the other officers are substantial stockholders of the Company and are thus motivated to act to optimize overall Company performance to the benefit of all stockholders. Also, with the exception of Mr. Satrum, executive officers were awarded stock options in 1990 and in 1994. Option awards are intended to encourage key executives and managerial employees to become owners of the Company's stock to increase their interest in the Company's long-term success, to provide incentive equity opportunities which are competitive with other similarly situated companies and to stimulate the efforts of such employees by giving suitable recognition for services which contribute materially to the Company's success.

         Although the Company has no formal compensation committee, decisions on executive compensation are made by the non-officer members of the Board which include all Board members except Jerry R. Satrum and Edward A. Schmitt.

          James R. Kuse                     Alfred C. Eckert III
          Robert E. Flowerree               John D. Bryan
          Dennis M. Chorba                  Edward S. Smith

                             STOCK PERFORMANCE GRAPH

         The following graph is a comparison of the five year cumulative total return among Georgia Gulf Corporation, Standard & Poor's 500 Composite Index and Standard & Poor's Chemical Index. Stock performances were calculated using the assumption that all dividends, including distributions of cash, were reinvested in common stock. The stock performance for Georgia Gulf Corporation was calculated using the assumption that all dividends, including distributions of cash and senior subordinated notes made in the Company's 1990 recapitalization, were reinvested in the Company's Common Stock.



                                   [GRAPHIC]

                          APPROVAL AND ADOPTION OF THE
                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN


General

         The 1998 Equity and Performance Incentive Plan (the "Plan") is intended to attract and retain officers, other key employees and directors for the Company and its subsidiaries and to motivate such persons to achieve performance objectives related to the Company's overall goal of increasing stockholder value. The Board of Directors unanimously adopted the Plan on February 10, 1998, subject to approval by the Company's stockholders at the Annual Meeting.

         The Board of Directors believes it to be in the best interest of the Company to approve the Plan. The principal reason for adopting the Plan is to ensure that the Company has a mechanism for equity-based incentive compensation. Certain awards under the Plan are designed to qualify as performance-based under
Section 162(m) of the Internal Revenue Code (the "Code"), which places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company for federal income tax purposes unless it is performance-based. The Plan is also designed to comply with revised Rule 16b-3 under the Securities and Exchange Act of 1934, as amended.

         A summary description of the entire Plan is set forth below. The full text of the Plan is annexed to this Proxy Statement as Appendix A, and the following summary is qualified in its entirety by reference to Appendix A.


Summary of the Plan

         General. Under the Plan, the Board of Directors is authorized to make awards of options to purchase shares of Common Stock ("Option Rights"), awards of tandem appreciation rights and/or free-standing appreciation rights ("Appreciation Rights"), awards of restricted shares ("Restricted Shares"), awards of deferred shares ("Deferred Shares") and awards of performance shares ("Performance Shares") and performance units ("Performance Units"). The terms applicable to awards of the various types, including those terms that may be established by the Board of Directors when making or administering particular awards, are set forth in detail in the Plan.

         Shares Available Under the Plan. Subject to adjustment as provided in the Plan, the number of shares of Common Stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the Plan, may not exceed 2,000,000 million in the aggregate. Such shares of Common Stock may be shares of original issuance or treasury shares or a combination of both. Upon the payment of any option price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount by means of transfer or relinquishment of shares of Common Stock, only the net number of shares of Common Stock actually issued or transferred by the Company will be deemed to have been issued or transferred under the Plan.

         Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of shares of Common Stock available under the Plan, the Plan specifically limits the number of Restricted Shares to 50,000 in the aggregate. Additionally, the Plan provides for certain specific limits and other requirements in order that certain awards may qualify as performance-based compensation for the purpose of Section 162(m) of the Code. No participant may be granted (i) Option Rights and Appreciation Rights, in the aggregate, for more than 750,000 shares of Common Stock during any period of 5 years or (ii) an award of Performance Shares or Performance Units, or Restricted Shares intended to qualify for exemption under Section 162(m) of the Code, having an aggregate maximum value as of their respective dates of grant over $1,500,000 in any calendar year. In addition, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of incentive stock options ("ISOs") within the meaning of Section 422 of the Code may not exceed 2,000,000, and no non-employee director may be granted awards in the aggregate for more than 10,000 shares during any fiscal year of the Company.

         Option Rights. The Board of Directors may grant Option Rights, which entitle the optionee to purchase shares of Common Stock at a price equal to or greater than market value at the date of grant. The option price is payable in cash, by the transfer to the Company of shares of Common Stock then-owned by the optionee for at least 6 months, by a combination of such payment methods or by such other consideration authorized by the Board of Directors. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. Option Rights granted under the Plan may be ISOs or Option Rights that are not intended to qualify as such ("NQOs") or combinations thereof.

         Appreciation Rights. A tandem Appreciation Right is a right to receive from the Company up to 100 percent of the spread between the option price and the current value of the shares of Common Stock underlying the option. A free-standing Appreciation Right is the right to receive a percentage of the spread at the time of exercise. When computing the spread for a free-standing Appreciation right, the base price must be equal to or greater than the market value of the underlying Common Share on the date of grant.

         Restricted Shares. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services, with the participant entitled to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value and may be conditioned on the achievement of performance objectives, called "Management Objectives" as defined below.

         Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board of Directors. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period during which the forfeiture provisions are to continue.

         Deferred Shares. An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions. During the deferral period, the participant has no right to transfer any rights under and has no rights of ownership in the Deferred Shares. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant. Deferred Shares must be subject to a deferral period, as determined by the Board of Directors at the date of grant.

         Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share, and a Performance Unit is the equivalent of $1.00. A recipient must meet one or more Management Objectives within a specified performance period to fully earn the award or, if a minimum level of acceptable achievement is established by the Board of Directors, that minimum level must be exceeded in order to partly earn the award (the amount earned in this case will be determined in accordance with a formula).

         Management Objectives. Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department, region, function or other organizational unit within the Company or a subsidiary in which the participant is employed. The Management Objectives applicable to any award to a participant who is or is likely to become a "covered employee" within the meaning of Section 162(m) of the Code will be based on specified levels of growth in one or more of the following criteria: (i) increases in the price of Common Stock; (ii) market share; (iii) sales; (iv) return on equity, assets, capital or sales; (v) economic profit; (vi) total shareholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share; (x) cash flow; (xi) customer satisfaction; (xii) pre-tax profit; (xiii)earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization;
(xv) debt/capital ratio; and (xvi) any combination of the foregoing.

         If the Board of Directors determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board of Directors may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board of Directors deems appropriate and equitable, except in the case of a "covered employee" where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

         Awards of Option Rights and Restricted Shares to Non-Employee Directors. The Board of Directors may, in its discretion, authorize the grant of Option Rights or the grant or sale of Restricted Shares to non-employee directors. Each Option Right will be upon terms and conditions consistent with those described above for management but will become exercisable on the first anniversary of the date of grant, or immediately in the event of a change in control. In the event of the termination of service on the Board of Directors, the Option Rights may be exercised to the extent that they would be exercisable for 60 days thereafter (or one year thereafter in the event of death or disability) or the otherwise stated expiration date of the Option Rights. Each grant or sale of Restricted Shares to non-employee directors will be upon terms and conditions consistent with those described above for management.

         Transferability. Except as described below or otherwise determined by the Board of Directors, no award under the Plan is transferable by a participant other than by will or the laws of descent and distribution and only the participant (or the participant's guardian or legal representative in the event of the participant's legal incapacity) may exercise Option Rights or Appreciation Rights during the participant's lifetime.

         Subject to the prior approval of the Board of Directors, awards (other than ISOs), are transferable by a participant to members of the participant's immediate family, or certain trusts or partnerships, without payment by the transferee, if reasonable prior notice of the transfer is given to the Company, and the transfer is made according to the terms and conditions specified by the Board of Directors or the Company. Any transferee will be subject to the same terms and conditions under the Plan as the participant.

         Adjustments. The number, kind, and price of shares covered by outstanding awards and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, splits and combinations, changes in capital structure of the Company, mergers, spin-offs, partial or complete liquidation, and similar events by the Board of Directors in its discretion. The Board of Directors may also make or provide for such adjustments in the numbers of shares available under the Plan and available for specific kinds of awards under the Plan as the Board of Directors may determine appropriate to reflect any such transaction or event.

         Change in Control. A definition of "Change in Control" is specifically included in the Plan. This definition can be found in the full text of the Plan attached hereto as Appendix A. Awards of Option Rights, Appreciation Rights, Restricted Shares or Deferred Shares may provide for acceleration of exercisability or early termination of restrictions in the event of a Change of Control.

         Administration and Amendments. The Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the Plan to delegate any or all of its powers under the Plan to a committee (the "Committee") consisting of not less than two non-employee directors. The Board of Directors's interpretation of the Plan and related agreements and documents is final and conclusive. The Plan may be amended from time to time by the Board of Directors, provided stockholder approval of any amendment will be obtained when required by applicable law or the rules of any national securities exchange upon which the shares of Common Stock are traded or quoted.

         Consistent with the Company policy against repricing "underwater" options, the Board of Directors may not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without further approval of the shareholders.

         Termination. No grant under the Plan may be made more than 5 years after the Plan is approved by the shareholders, but all grants made on or before the fifth anniversary will continue in effect after that date subject the terms of those grants and this Plan.

Plan Benefits

         It is not possible to determine specific amounts that may be awarded in the future under the Plan. However, as indicated in the table below, the Committee, pursuant to a delegation of authority from the Board of Directors, has made awards to certain executive officers named in the Summary Compensation Table and certain other officers, other key employees and non-employee directors during the first quarter of 1998. The options granted during 1998 are subject to approval of the Plan at the Annual Meeting.


                                            1998 Stock
                                              Options
 Name and Position                          Granted (a)
--------------------                       -------------
Jerry R. Satrum                                     0
Chief Executive Officer

Edward A. Schmitt                             100,000
President and
Chief Operating Officer

Richard B. Marchese                            30,000
Vice President - Finance,
Chief Financial Officer
 & Treasurer

Thomas G. Swanson                              30,000
Vice President - Supply
 and Corporate Development

Gary L. Elliott                                30,000
Vice President - Marketing
 and Sales, Commodity
 Chemical Group

Mark J. Seal                                   30,000
Vice President -
 Polymer Group

Joel I. Beerman                                30,000
 Vice President - General Counsel
 and Secretary

Executive Officer Group                       250,000

Non-Executive Director Group                    9,000

Non-Executive Officer Employee Group          179,500
                                              -------
                                              438,500
                                              -------

---------------
(a) Option Grant Date of February 10, 1998 at an option price of $35.25 per share.

Federal Income Tax Consequences

         The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 1998. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

         Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time an NQO is granted; (ii) at the time of exercise of an NQO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

         Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

         Appreciation Rights. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received on the exercise.

         Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

         Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares).

         Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment of the earn-out Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

Tax Consequences to the Company or Subsidiary

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Required Vote

         Approval of the Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present, or represented, and entitled to vote on the matter at the Annual Meeting.

         The Board of Directors recommend a vote FOR approval of the 1998 Equity and Performance Incentive Plan.



                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1998. The Board of Directors recommends that such appointment be ratified.

     Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.



                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the 1999 annual meeting must be forwarded in writing and received at the principal executive offices of the Company no later than December 1, 1998, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders to be held in 1999. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.




                                                     /s/ Joel I. Beerman
                                                     Joel I. Beerman
                                                     Vice President, General
                                                       Counsel and Secretary

March 30, 1998

                                                                       EXHIBIT A

                            GEORGIA GULF CORPORATION

                   1998 Equity and Performance Incentive Plan


         1. Purpose. The purpose of the 1998 Equity and Performance Incentive Plan is to attract and retain officers, other key employees, and directors for Georgia Gulf Corporation, a Delaware corporation and its Subsidiaries and to motivate such persons to achieve performance objectives related to the Company's overall goal of increasing shareholder value.

         2. Definitions. As used in this Plan,

                  "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

                  "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

                  "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

                  "Change in Control" shall have the meaning provided in Section 12 of this Plan.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

                  "Company" means Georgia Gulf Corporation, a Delaware corporation.

                  "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

                  "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto)

                  "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

                  "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

                  "Director" means a member of the Board of Directors of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                  "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

                  "Immediate Family" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

                  "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

                  "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function, or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations or business units of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified and pre-established levels of or growth in one or more of the following criteria:

       1.       increases in the price of Common Stock;
       2.       market share;
       3.       sales;
       4.       return on equity, assets, capital or sales;
       5.       economic profit;

        6.       total shareholder return;
        7.       costs;
        8.       margins;
        9.       earnings or earnings per share;
        10.      cash flow;
        11.      customer satisfaction;
        12.      pre-tax profit;
        13.      earnings before interest and taxes;
        14.      earnings before interest, taxes, depreciation and amortization;
        15.      debt/capital ratio; and
        16.      any combination of the foregoing.

                  If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

                  "Market Value per Share" means, as of any particular date the closing price of a share of Common Stock as reported, for the last preceding date for which a price is quoted on the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or, if not so listed, then on the Nasdaq National Market. If, as of a particular date, the Common Stock is not listed or quoted on any national securities exchange or on the Nasdaq National Market, then the Market Value per Share of a share of Common Stock as of such date shall be determined according to such criteria as the Board in good faith shall deem appropriate.

                  "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

                  "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

                  "Option Price" means the purchase price payable on exercise of an Option Right.

                  "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

                  "Outside Director" means a person who is an "outside director" within the meaning of Section 162(m) of the Code.

                  "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities, and shall also include each Non-Employee Director who receives an award of Option Rights or Restricted Shares.

                  "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

                  "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

                  "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

                  "Plan" means this Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan.

                  "Restricted Shares" means shares of Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

                  "Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

                  "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

                  "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of

Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

                  "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

                  "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.


         3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 2.0 million shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

                  (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

                  (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2.0 million shares of Common Stock; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 750,000 shares of Common Stock during any period of five years; (iii) the number of shares issued as Restricted Shares shall not in the aggregate exceed 50,000 shares of Common Stock; and (iv) no Non-Employee Director shall be granted Option Rights, Appreciation Rights and Restricted Shares, in the aggregate, for more than 10,000 shares of Common Stock during any fiscal year of the Company. The method of counting shares subject to the limits described in subsection (ii) of this Section 3(c) shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

                  (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units or any amount of Restricted Shares intended to qualify for exemption under Section 162(m) of the Code having an aggregate maximum value as of their respective Dates of Grant in excess of $1.5 million.


         4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each Option Right may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

                  (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

                  (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

                  (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other shares of Common Stock that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the shares of Common Stock received upon the exercise of the Option Rights shall be subject to comparable risks of forfeiture or restrictions on transfer to those that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units representing the consideration surrendered.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

                  (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                  (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, or other contingencies (including the satisfaction of Management Objectives), that may be necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other circumstances.

                  (h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

                  (i) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

                  (j) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

                  (k) No Option Right shall be exercisable more than 10 years from the Date of Grant.

                  (l) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights.

                  (m) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.


         5. Appreciation Rights. (a) The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock

Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

                  (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                           (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                           (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

                           (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

                           (iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control or other circumstances.

                           (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

                           (vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights.

                           (vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

                  (c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

                  (d)      Regarding Free-standing Appreciation Rights only:

                           (i) Each grant shall specify in respect of each
                  Free-standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

                           (ii) Successive grants may be made to the same
                  Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised; and

                           (iii) No Free-standing Appreciation Right granted
                  under this Plan may be exercised more than 10 years from the Date of Grant.


         6. Restricted Shares. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code except (if the Board shall so determine) in the event of a Change in Control or other circumstances for a period of not less than 6 months to be determined by the Board at the Date of Grant.

                  (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

                  (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

                  (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.


         7. Deferred Shares. The Board may authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Board at the Date of Grant except (if the Board shall so determine) in the event of a Change in Control or other circumstances.

                  (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

                  (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.


         8. Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

                  (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period as shall be determined by the Board at the time of grant, except (if the Board shall so determine) in the event of a Change in Control or other circumstances, if the Board shall so determine; provided, however, that no acceleration determination shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

                  (c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

                  (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                  (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

                  (f) The Board may provide for the payment of dividend equivalents to the holder of Performance Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

                  (g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.


         9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

                  (a) Each grant of Option Rights awarded pursuant to this
Section 9 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board. Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights shall be subject to the following additional terms and conditions:

                           (i) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this plan.

                           (ii) Each such Option Right shall become exercisable on the first anniversary of the Date of Grant. Such Option Rights shall become exercisable in full immediately in the event of a Change in Control.

                           (iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date that is 60 days after the date of such termination and shall expire 60 days after such termination, or on their stated expiration date, whichever occurs first.

                           (iv) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within 1 year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

                           (v) If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

                           (vi) Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the shares of Common Stock to be delivered. Such payment shall be made in cash or in shares of Common Stock then owned by the optionee for at least six months, or in a combination of cash and such shares of Common Stock.

                  (b) Each grant or sale of Restricted Shares pursuant to this
Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.


         10. Transferability. (a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

                  (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

                  (c) Notwithstanding the provisions of Section 10(a), but subject to the prior approval of the Board, Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate

Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

         11. Adjustments. The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.


         12. Change in Control. For purposes of this Plan, a "Change in Control" shall mean the occurrence of any of the following events shall have occurred:

                  (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

                  (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of shares of Common Stock immediately prior to such sale or transfer;

                  (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 331/3% or more of the Voting Power;

                  (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

                  Notwithstanding the foregoing provisions of Section 12(c) and
(d) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company; (B) a Subsidiary; or
(C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.


         13. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.


         14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.


         15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.


         16. Administration of the Plan. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting solely of not less than two Non- Employee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee. Awards of Option Rights and Appreciation Rights are, and certain awards of Restricted Shares, Performance Awards and Performance Units may be, intended to qualify as performance-based compensation under Section 162(m) of the Code. The grant of such awards, and the administration thereof and any determinations to be made in connection therewith, shall be carried out only by a committee of the Board (or subcommittee thereof) consisting solely of not less than two Outside Directors appointed by the Board. Such committee shall grant or award such options, rights or other awards in a manner consistent with the rules governing performance-based compensation under Section 162(m) of the Code.

                  (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.


         17. Amendments, Etc. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

                  (b) The Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

                  (c) The Board also may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

                  (d) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

                  (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

                  (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                  (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.


         18. Termination. No grant shall be made under this Plan more than five years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

                               GEORGIA GULF CORPORATION
                       Proxy for Annual Meeting of Stockholders
                                     May 19, 1998
                  This Proxy is Solicited by the Board of Directors


     The undersigned hereby appoints James R. Kuse and Jerry R. Satrum, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock of the undersigned at the annual meeting of stockholders of the Company to be held on May 19, 1998 and any adjournment thereof.

1. TO ELECT THREE DIRECTORS  / / FOR ALL NOMINEES   / / WITHHOLD AUTHORITY
   TO SERVE THREE YEARS          listed below           to vote for all
                                 (except as             nominees listed below
                                 instructed below)


   Class II: Alfred C. Eckert III; Jerry R. Satrum; Edward A. Schmitt

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here.

2. To approve and adopt the 1998 Equity and Performance Incentive Plan.

                      / / FOR  / / AGAINST  / / ABSTAIN

3. To ratify appointment of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1998.

                      / / FOR  / / AGAINST  / / ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

                  (Continued and to be signed on back)

The shares represented by this proxy card will be voted as directed on the front. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        Dated:                        , 1998
                                             -------------------------

                                        ------------------------------
                                        /s/
                                        ------------------------------
                                        Signature(s) of Shareholder(s)



IMPORTANT: Sign exactly as your name appears at left. Give full title of executor, administrator, trustee, guardian, etc. Joint owners should each sign personally.